Exhibit 10(iv)

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (this “Agreement”) is made and entered into as of June 19, 2006, by and between ATMOSPHERIC GLOW TECHNOLOGIES, INC, a Tennessee corporation (together with its successors and assigns permitted under this Agreement, the “Company”), and W. SCOTT McDONALD (the “Employee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Employee will play a critical role in the operations of the Company; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Employee;

NOW, THEREFORE, as an inducement for and in consideration of the Employee remaining in its employ, the Company agrees that the Employee shall receive severance benefits set forth in this Agreement in the event the Employee’s employment with the Company is terminated under the circumstances described below:

1. Separate Employment Agreement. The Employee acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Employee as an employee and that this Agreement does not prevent the Employee from terminating his employment. Employee understands and acknowledges that he is an employee at will and that either he or the Company may terminate the employment relationship between them at any time and for any reason.

2. Severance Pay.

(a) Severance Pay Following a Change in Control. In the event a Change in Control (as defined below) occurs and, within one (1) year thereafter, the employment of the Employee is terminated by the Company for a reason other than for Cause (as defined in separate employee agreement and below) or by the Employee for Good Reason (as defined below), then the Company shall pay to the Employee (as severance pay) a lump sum payment equal six (6) months base salary. The Employee agrees that after the Termination Date (as defined below), but prior to payment of the severance pay pursuant to this paragraph, he shall execute a copy of the Company’s form of general release of any and all claims he may have against the Company and its officers, employees, directors, parents and affiliates. The Employee understands and agrees that the payment of the severance pay pursuant to this paragraph is contingent on his execution of the previously described release of claims.

(b) Severance Pay Absent a Change in Control. In the event the employment of the Employee is terminated by the Company for a reason other than for Cause (as defined below), then the Company shall continue to pay to the Employee (as severance pay) his regular base salary as in effect on the Employee’s last day of employment (exclusive of bonus or any other compensation) for six (6) months following the Termination. Unless the parties agree otherwise, the severance pay provided for in this Section 2(b) shall be paid in installments, in accordance with the Company’s regular payroll practices. The Employee agrees that after the Termination Date, but prior to payment of the severance pay pursuant to this paragraph, he shall execute a copy of the Company’s form of general release of any and all claims he may have against the Company and its officers, employees, directors, parents and affiliates. The Employee understands and agrees that the payment of the severance pay pursuant to this paragraph is contingent on his execution of the previously described release of claims.

(c) Sole Remedy. The payment to the Employee of the amounts payable under this Section 2 shall constitute the sole remedy of the Employee in the event of a termination of the Employee’s employment by the Company or a resignation by the Employee that results in payment of benefits under this Section 2, with the exception of outstanding stock option grants covered under separate agreement.

3. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Cause” shall mean a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Employee in connection with his employment duties, (ii) failure by the Employee to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) misappropriation by the Employee of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial fraud committed by the Employee, (v) the Employee knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Employee’s indictment for, conviction of, or entry of a plea of no contest with respect to, any felony. For purposes of this Agreement, termination for Cause shall also include termination of the Employee for Cause as described under the Employment Agreement between the Employee and the Company dated 19 June, 2006.

(b) “Good Reason” shall mean: (i) the unilateral relocation by the Company of the Employee’s principal work place for the Company to a site more than 60 miles from the location of Employee’s principal work place at the time of the Change in Control; (ii) a reduction in the Employee’s then current base salary, without the Employee’s consent; or (iii) the Employee’s assignment to a position where the duties of the position are outside his area of professional competence.

(c) “Change in Control” shall mean the consummation of any of the following events: (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a sale, merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity, provided, however, that a Change in Control shall not include a sale, lease, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company.

(d) “Termination Date” shall mean the Employee’s last day on the payroll of the Company.

4. Miscellaneous.

(a) Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or by any nationally-recognized overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 20: (a) if to the Company, 924 Corridor Park Boulevard, Knoxville, Tennessee 37932-3723, Attn: Kimberly Kelly-Wintenberg, and (b) if to the Employee, W. Scott McDonald, 912 Vista Oaks Lane, Knoxville, Tennessee 37919.

(b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

(d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

(e) Jurisdiction. The Company and the Employee hereby irrevocably agree that any legal action, suit or proceeding with respect to the obligations and liabilities of the Employee under this Agreement or any other matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the courts of Knox County, Tennessee, and by execution and delivery of this Agreement, the Company and the Employee hereby irrevocably accept and submit to the non-exclusive jurisdiction of such court in personam generally and unconditionally with respect to any such action, suit or proceeding involving the enforcement of the obligations and liabilities of the Employee under this Agreement or any other matter under or arising out of or in connection with this Agreement. The Company and the Employee further agree that final judgment against the Company or the Employee in any action, suit or proceeding referred to herein shall be conclusive after all appeals have been exhausted or waived by the

Company or the Employee, and may thereafter be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the obligations and liabilities of the Company and the Employee. The Company and the Employee further irrevocably consent and agree to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or the Employee at the address set forth in Section 20 hereof or by serving copies thereof upon any statutory or registered agent for service of process of the Company or the Employee. The Company and the Employee each agrees that service upon such party as provided for herein shall constitute valid and effective personal service upon the Company and the Employee and that the failure of any statutory or registered agent to give any notice of such service to the Company or the Employee shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Company to bring actions, suits or proceedings with respect to the obligations and liabilities of the Employee under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction as shall seem appropriate to the Company, or to affect the rights to service of process in any jurisdiction in any manner permitted by law. In addition, the Company and the Employee each hereby irrevocably and unconditionally waives any objection which the Company or the Employee may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of Knox County, Tennessee, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

(g) Waivers. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(h) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(i) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

THE EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the Company and the Employee have executed and delivered this Amended and Restated Employment Agreement as of the date first above written.

The Company:

Atmospheric Glow Technologies, Inc.

By:	/s/ Steven D. Harb
Title:	Chairman

The Employee:

/s/ W. Scott McDonald
W. Scott McDonald

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